EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 2 of this Registration Statement on Form S-3 (Registration # 333-65677), of our report dated May 8, 1998, included in the Consolidated Graphics, Inc. Annual Report on Form 10-K for the year ended March 31, 1998, and to all references to our Firm included in this Registration Statement.

/s/__ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
December 17, 1998